Exhibit 32.2
Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 (the "Form 10-Q") of Lumen Technologies, Inc. ("Lumen Technologies"), as filed with the Securities and Exchange Commission on the date hereof, I, Chris Stansbury, President and Chief Financial Officer of Lumen Technologies, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Lumen Technologies as of the dates and for the periods covered by such report.
A signed original of this statement has been provided to Lumen Technologies and will be retained by Lumen Technologies and furnished to the Securities and Exchange Commission or its staff upon request.

Date:	November 4, 2026	/s/ Chris Stansbury
Chris Stansbury
President and Chief Financial Officer